UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2014

APPLE HOSPITALITY REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

000-53603	26-1379210
(Commission File Number)	(IRS Employer Identification No.)

814 East Main Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

(804) 344-8121
(Registrant’s Telephone Number, Including Area Code)

APPLE REIT NINE, INC.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple Hospitality REIT, Inc. (formerly Apple REIT Nine, Inc. and referred to below as the “Company”) is filing this report in accordance with Items 2.01, 3.03, 5.02,  8.01 and  9.01 of Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 1, 2014, the previously announced mergers of Apple REIT Seven, Inc. (“Apple Seven”) into Apple Seven Acquisition Sub, Inc. (“Seven Acquisition Sub”), a wholly-owned subsidiary of the Company, and Apple REIT Eight, Inc. (“Apple Eight”) into Apple Eight Acquisition Sub, Inc. (“Eight Acquisition Sub”), a wholly-owned subsidiary of the Company, (the “Mergers”) became effective, pursuant to the Agreement and Plan of Merger dated as of August 7, 2013, as amended (the “Merger Agreement”), among Apple Seven, Apple Eight, the Company, Seven Acquisition Sub and Eight Acquisition Sub. Seven Acquisition Sub and Eight Acquisition Sub survived the Mergers as wholly-owned subsidiaries of the Company. Immediately following the effective time of the Mergers, the name of Seven Acquisition Sub was changed to Apple REIT Seven, Inc. and the name of Eight Acquisition Sub was changed to Apple REIT Eight, Inc. As a result of the Mergers, the Company acquired the businesses of Apple Seven and Apple Eight, both real estate investment trusts. As of immediately prior to the effective time of the Mergers, Apple Seven owned 48 continuing hotels located in 18 states with an aggregate of 6,205 rooms and Apple Eight owned 51 hotels located in 19 states with an aggregate of 5,914 rooms.

As a result of the Mergers, each issued and outstanding common share and Series A preferred share of Apple Seven was converted collectively into the right to receive one common share of the Company and each issued and outstanding Series B convertible preferred share of Apple Seven was converted into the right to receive the number of common shares of the Company equal to 24.17104 multiplied by one. Each issued and outstanding common share and Series A preferred share of Apple Eight was converted collectively into the right to receive 0.85 common shares of the Company and each issued and outstanding Series B convertible preferred share of Apple Eight was converted into the right to receive the number of common shares of the Company equal to 24.17104 multiplied by 0.85. Each Apple Seven and Apple Eight option was converted into an option to acquire common shares of the Company based on the unit exchange ratios of Apple Seven and Apple Eight.  After completion of the Mergers, approximately 374 million common shares of the Company were outstanding.

Prior to the Mergers, the Company, Apple Seven and Apple Eight had overlapping directors and executive officers.

Item 3.03	Material Modification to Rights of Security Holders.

At the special meeting of shareholders scheduled for February 21, 2014 and adjourned to February 27, 2014, the Company’s shareholders approved various amendments to the Company’s articles of incorporation and bylaws, the general effects of which upon the holders of the Company’s common shares are described under “First Apple Nine Charter Amendment Proposals” and “Apple Nine Bylaws Amendment Proposals” in the joint proxy statement/prospectus, dated January 16, 2014 (the “Joint Proxy Statement/Prospectus”), furnished to shareholders in connection with the special meeting.  The Amended and Restated Articles of Incorporation and Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, the existing members of the Company’s board of directors increased the size of the board from five to seven members and elected Glenn W. Bunting, Jr. and Kent W. Colton to fill the additional positions effective March 1, 2014.  Mr. Bunting and Dr. Colton will serve as directors until the Company’s 2014 Annual Meeting of Shareholders.  Mr. Bunting will serve on the board’s Executive Committee and as Chair of the Compensation Committee, and Dr. Colton will serve on the board’s Audit Committee and newly established Governance Committee.  Additional information about Mr. Bunting and Dr. Colton is provided below.

Glenn W. Bunting, Jr.  Mr. Bunting, 69, has served as President of GB Corporation since January 2011. From 1985 until 2010, Mr. Bunting served as President of American KB Properties, Inc., which developed and managed shopping centers. Mr. Bunting is a former director of Cornerstone Realty Income Trust, of which Glade M. Knight was Chairman and Chief Executive Officer, until its merger with Colonial Properties Trust in 2005. He is a member of the Board of Directors of Landmark Apartment Trust of America (formerly Apartment Trust of America, Inc. and Grubb & Ellis Apartment REIT, Inc.). He previously served as a director of Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. until the companies were sold in May of 2007 and October of 2007, respectively. Mr. Bunting served as a board member of Apple Eight from 2007 until the Mergers were completed and was a member of Apple Eight’s Executive Committee, Compensation Committee and served as Chair of Apple Eight’s Audit Committee. Mr. Bunting was a board member of Apple Seven from 2006 until the Mergers were completed and was a member of Apple Seven’s Executive Committee and served as Chair of Apple Seven’s Audit Committee and Compensation Committee.

Kent W. Colton.  Dr. Colton, 70, currently serves as Senior Fellow of the Joint Center for Housing Studies at Harvard University and served as Senior Scholar from 1999 until 2010. Since December 2010, Dr. Colton has served as President of The Colton Housing Group. From 1999 until 2010, he served as President of KColton LLC, a consulting and housing research company in McLean, Virginia. Once he received his PhD from MIT in 1972, Dr. Colton worked as an Associate Professor at MIT from 1975-1978 and then as a Professor at BYU from 1978-1981. From April 1984 through May 1999, he was Executive Vice President and Chief Executive Officer of the National Association of Home Builders. From 2001 through March 2005, Dr. Colton served as an independent director of Cornerstone Realty Income Trust, a real estate investment trust (of which Glade M. Knight was Chairman and Chief Executive Officer) that owned apartment communities. He previously served as a director of Apple Hospitality Five, Inc. until the company was sold in October of 2007. Dr. Colton serves on the Board of Trustees for Southern Virginia University in Buena Vista, Virginia. Dr. Colton also serves on the board of Apple REIT Ten, Inc. Dr. Colton was a board member of Apple Eight from 2007 until the Mergers were completed and served as Chair of Apple Eight’s Compensation Committee. Dr. Colton was a board member of Apple Seven from 2006 until the Mergers were completed and was a member of Apple Seven’s Executive, Compensation and Audit Committees.

Mr. Bunting and Dr. Colton, like the other non-employee directors of the Company, will participate in the Company’s Non-Employee Directors Stock Option Plan.  Glade M. Knight, Bruce H. Matson, Michael S. Waters, Robert M. Wily and James C. Barden, Jr. continue to serve on the Company’s board of directors.

Item 8.01	Other Events.

Consistent with the disclosure contained in the Joint Proxy Statement/Prospectus, the Company’s board of directors has approved an annualized distribution rate of $0.66 per common share to be paid monthly beginning in March 2014.

Item 9.01.	Financial Statements and Exhibits.

a. Financial Statements of business acquired.

The financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

b. Pro forma financial information.

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

c. Shell company transaction.

None.

d. Exhibits.

Exhibit 2.1	--
Agreement and Plan of Merger, dated as of August 7, 2013, among Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc., Apple Seven Acquisition Sub, Inc. and Apple Eight Acquisition Sub, Inc. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the SEC on August 8, 2013).

Exhibit 2.2	--
First Amendment to Agreement and Plan of Merger, dated as of September 9, 2013, among Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc., Apple Seven Acquisition Sub, Inc. and Apple Eight Acquisition Sub, Inc. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the SEC on September 12, 2013).

Exhibit 3.1	--	Amended and Restated Articles of Incorporation of Apple Hospitality REIT, Inc.
Exhibit 3.2	--	Amended and Restated Bylaws of Apple Hospitality REIT, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE HOSPITALITY REIT, INC.
Date: March 5, 2014	By:	/s/ Glade M. Knight
Glade M. Knight
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of August 7, 2013, among Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc., Apple Seven Acquisition Sub, Inc. and Apple Eight Acquisition Sub, Inc. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the SEC on August 8, 2013).

2.2
First Amendment to Agreement and Plan of Merger, dated as of September 9, 2013, among Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc., Apple Seven Acquisition Sub, Inc. and Apple Eight Acquisition Sub, Inc. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the SEC on September 12, 2013).

3.1	Amended and Restated Articles of Incorporation of Apple Hospitality REIT, Inc.
3.2	Amended and Restated Bylaws of Apple Hospitality REIT, Inc.